SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933


                   MARQUEE ENTERTAINMENT, INC.
-----------------------------------------------------------------
        (Exact name of issuer as specified in its charter)

           Nevada                                  95-3480640
-------------------------------               -------------------
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)

6404 Wilshire Boulevard, Suite 550, Los Angeles, CA       90048
---------------------------------------------------    ----------
    (Address of Principal Executive Offices)           (Zip Code)

                 Common Stock Purchase Warrants
                 ------------------------------

                    (Full title of the Plan)
                     Harold Brown, President
                   Marquee Entertainment, Inc.
                6404 Wilshire Boulevard, Suite 550
                  Los Angeles, California 90048
              ---------------------------------------
              (Name and address of agent for service)

                          (323) 782-0090
   ------------------------------------------------------------
   (Telephone number, including area code of agent for service)

                          --------------
                            copies to:

                      Sommer & Schneider LLP
                  600 Old Country Road, Suite 535
                      Garden City, NY 11530
                          (516) 228-8181

Approximate date of commencement of proposed sale to the public:
Upon the effective date of this Registration Statement.

                 CALCULATION OF REGISTRATION FEE

                                    Proposed      Proposed
 Title of                           maximum       maximum
securities            Amount        offering      aggregate     Amount of
   to be              to be         price per     offering     registration
registered          registered        share         price         fee(1)
----------          ----------      ---------     ---------    ------------
Common Stock
Purchase Warrant     475,000           ---           ---           ---

Common Stock(2),
$0.04 par value      475,000          $0.25       $118,750       $35.98

TOTAL                                             $118,750       $35.98
---------------------------------------------------------------------------

(1) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the last price per share of the Registrant's Common Stock on May 24, 1999, a date within five (5) days prior to the date of filing of this Registration Statement, as reported by the NASDAQ SmallCap Market.

(2)  Issuable upon exercise of the Common Stock Purchase Warrants.

Documents Incorporated by Reference      X  Yes           No
                                        ---           ---

                             PART II

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated by reference in this Registration Statement and made a part hereof:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998;

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31 1998;

(c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

(d) All other documents filed by the Company after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable

Item 5.  Interest of Named Experts and Counsel.

         Certain legal matters in connection with the shares being registered herein will be passed upon for the Company by the Law Offices of Sommer & Schneider LLP, 600 Old Country Road, Suite 535, Garden City, NY 11530. Mr. Herbert H. Sommer and Mr. Joel C. Schneider each own 50,000 Warrants to purchase the Company's Common Stock at a exercise price of $.25 per share.

Item 6.  Indemnification of Directors and Officers.

         The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify to the fullest permitted by Nevada law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the Certificate of Incorporation provides for the elimination, to the extent permitted by Nevada law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.

         The Company has also agreed to indemnify each director and executive officer pursuant to an Indemnification Agreement with each such director and executive officer from and against any and all expenses, losses, claims, damages and liability incurred by such director or executive officer for or as a result of action taken or not taken while such director or executive officer was acting in his capacity as a director, officer, employee or agent of the Company. The obligations of the Company for indemnification is limited to the extent provided in the New York Business Corporation Act and is also limited in situations where, among others, the indemnitee is deliberately dishonest, gains any profit or advantage to which he is not legally entitled or is otherwise indemnified.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption From Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Number   Description
------   -----------

4.0      Form of Warrant and Schedule of Warrant Holders and
         Exercise Prices

5.0      Consent and Opinion of Sommer & Schneider LLP

24.0     Consent of Jay J. Shapiro, C.P.A.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Item 310(b) of Registration S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

(7) To transmit or cause to be transmitted to all employees participating in the Plans who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 28, 1999.

                                MARQUEE ENTERTAINMENT, INC.


                                /s/ Harold Brown
                                ---------------------------------
                                Harold Brown, Chairman, CEO and
                                Principal Accounting Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures                                             Date
----------                                             ----



/s/ Harold Brown                                   May 28, 1999
------------------------------------            -----------------
Harold Brown
Chairman and Chief Executive Officer




/s/ Harvey Seslowsky                               May 28, 1999
------------------------------------            -----------------
Harvey Seslowsky, Director




/s/ David DeShay                                   May 28, 1999
------------------------------------            -----------------
David DeShay, Director

                           EXHIBIT 4.0
                           -----------

  THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE
EXERCISE OF THIS WARRANT ARE TRANSFERABLE ONLY IN ACCORDANCE WITH
                       PARAGRAPH H HEREOF.

    Void after 5:00 P.M., New York Time, on November 30, 2003

                       Warrant to Purchase
                                    Shares
                       -------------
                         of Common Stock

                 WARRANT TO PURCHASE COMMON STOCK

This is to Certify That, FOR VALUE RECEIVED, [                ]
(the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Marquee Entertainment, Inc., a Nevada corporation, having an office at 6404 Wilshire Boulevard, Suite 550, Los Angeles, California 90048 (the "Company"), an aggregate of
[           ] shares (the "Warrant Shares") of the Company's Common
Stock, 0.04 par value ("Common Stock") at a price of $.25 per share (or such other price computed by applying all adjustments made on or before November 30, 2003, in accordance with Section F hereof, to $.25 as if it had been the initial Exercise Price per share hereunder) at any time on or after November 30, 1998 until 5:00 P.M. New York Time, on November 30, 2003. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

A. EXERCISE OF WARRANT. Subject to the following conditions precedent and the provisions of Section H and I hereof, this Warrant may be exercised in whole or in part at any time or from time to time on or after November 30, 1998, and before 5:00 P.M. New York Time on November 30, 2003, or, if either such day is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at any office maintained by it, or at the office of its Warrant Agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the Warrant Agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificate representing such shares of Common Stock shall not then be actually delivered to the Holder.

B. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance of delivery upon exercise of this Warrant.

C. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall issue to the Holder the next whole share.

D.  EXCHANGE, ASSIGNMENT  OR LOSS OF WARRANT.   This  Warrant  is
exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the company or at the office of the Warrant Agent for other Warrants of different denominations entitling the holder thereof to purchase in aggregate the same number of shares of Common Stock purchasable hereunder. The term Warrant as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

E. RIGHTS OF THE HOLDER. The Holder shall not, by virtue here of, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

F. STOCK DIVIDENDS, RECLASSIFICATION, REORGANIZATION, ANTIDILUTION PROVISIONS, ETC. This Warrant is subject to the following further provisions:

    1. In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such cases, the Exercise Price per share of the Warrant Shares purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately increased. In the event the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the Exercise Price per share of the Warrant Shares purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately increased (but not higher than $.50 per share) and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately decreased. Any dividend paid or distributed upon the Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

    2. In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding Common Stock, no par value, into stock with a different par value or by changing its outstanding Common Stock with par value to stock without par, the Company or a successor corporation shall be consolidated or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term successor corporation in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation to, another corporation or corporations), in exchange for stock or securities of a successor corporation, the holder of this Warrant shall thereafter have the right to purchase upon the terms and conditions and during the time specified in this Warrant, in lieu of the Warrant Shares theretofore purchasable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities receivable upon such recapitalization or consolidation, merger or conveyance by a holder of the number of shares of Common Stock which the holder of this Warrant might have purchased immediately prior to such recapitalization or consolidation, merger or conveyance.

    3. Upon the occurrence of each event requiring an adjustment of the Exercise Price and of the number of Warrant Shares purchasable at such adjusted Exercise Price by reason of such event in accordance with the provisions of this Section F., the Company shall compute the adjusted Exercise Price and the adjusted number of Warrant Shares purchasable at such adjusted Exercise Price by reason of such event in accordance with the provisions of this Section F. and shall prepare a certificate setting forth such adjusted Exercise Price and the adjusted number of Warrant Shares and showing in detail the facts upon which such conclusions are based. The Company shall mail forthwith to each holder of this Warrant a copy of such certificate, and thereafter said certificate shall be conclusive and shall be binding upon such holder unless contested by such holder by written notice to the Company within thirty (30) days after receipt of the certificate by such holder.

    4.  In case:

        (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or any other distribution in respect of the Common Stock (including cash), pursuant to without limitation, any spin-off, split-off or distribution of the Company's assets; or

        (b) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

        (c) of any classification, reclassification or other reorganization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, or conveyance of all or substantially all of the assets of the Company; or

        (d)  of  the  voluntary   or   involuntary   dissolution,
liquidation or winding up of the Company;

then, and in any such case, the Company shall mail to the Holder, at least twenty (20) days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend or distribution of rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place, as the case may be. Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to participate in said dividend on distribution of rights, or shall be entitled to exchange their shares of Common stock for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, as the case may be. The failure to give such notice shall not affect the validity of any such proceeding or transaction and shall not affect the right of the holder of this Warrant to participate in said dividend, distribution of rights, or any such exchange and acquire the kind and amount of cash, securities or other property as the Holder would have been entitled to acquire if it was the record holder of the Warrant Shares which could be obtained upon the exercise of the Warrants immediately before such proceeding or transaction; provided that, the Holder exercises the Warrants within 30 days after discovery that such action or proceeding has taken place.

    5. In case the Company at any time while this Warrant shall remain unexpired and unexercised, shall dissolve, liquidate, or wind up its affairs, the holder of this Warrant may thereafter receive upon exercise hereof in lieu of each share of Common Stock of the Company which it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such dissolution, liquidation or winding up with respect to each share of Common Stock of the Company.

G. OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary at its principal office and with the Warrant agent, an officer's certificate showing the adjusted Exercise Price determined as therein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, the consideration for such shares, determined as such Section F. provided, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder and the Company shall, forthwith after each such adjustment, mail a copy of such certificate to the holder.

H. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. Neither this Warrant, the Warrant Shares, nor any other security issued or issuable upon exercise of this Warrant may be sold or otherwise disposed or except as follows:

    1. to a person who, in the opinion of counsel reasonably satisfactory to the Company, is a person to whom the Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act of 1933, as amended (the "Act") with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section H. with respect to any resale or other disposition of such securities; or

    2. to any person upon the filing of a Registration Statement under the Act and delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

I.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the holder as follows:

    1. The Company is duly organized and, as of the date of the original issuance hereof, validly existing and in good standing under the laws of the state of Nevada.

    2. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuing Warrant Shares upon the exercise of this Warrant, such shares as may be issuable upon the exercise hereof.

    3. Warrant Shares, when issued and paid for in accordance with the terms of this Warrant, will be fully paid and not assessable.

    4. This Warrant has been duly authorized and approved by all required corporate action by the Company and does not violate the certificate of incorporation or by-laws of the Company.

[CORPORATE SEAL]                   MARQUEE ENTERTAINMENT, INC.


                                By: /s/ Harold Brown
                                    ----------------------------
                                    Harold Brown, CEO
Dated:

ATTEST:


/s/ Harold Brown
--------------------------
Harold Brown, Secretary

                          PURCHASE FORM
                          TO BE EXECUTED
                     UPON EXERCISE OF WARRANTS





TO:  Marquee Entertainment, Inc.
     6404 Wilshire Boulevard, Suite 550
     Los Angeles, CA  90048

The undersigned hereby exercises, according to the terms and
conditions thereof, the right to purchase [       ] Shares of
Common Stock, evidenced by the within Warrant Certificate, and herewith makes payment of the purchase price in full,

          Dated:
                 ------------------------------

          Name:
                 ------------------------------

          Address:
                   ----------------------------

          Signature:
                     --------------------------


UPON EXERCISE OF THIS WARRANT PAYMENT SHOULD BE MADE TO THE ORDER
OF MARQUEE ENTERTAINMENT, INC.

                   SCHEDULE OF WARRANT HOLDERS
                   ---------------------------




Holder                       Amount                Exercise Price
------                       ------                --------------

Hal Brown                    200,000                    $0.25

Harvey Seslowsky             100,000                    $0.25

David DeShay                  50,000                    $0.25

Deborah Citraro               25,000                    $0.25

Joel Schneider                50,000                    $0.25

Herbert Sommer                50,000                    $0.25

                           EXHIBIT 5.0
                           -----------

                      SOMMER & SCHNEIDER LLP
                       600 OLD COUNTRY ROAD
                    GARDEN CITY, NEW YORK 11530
                           -----------

Herbert H. Sommer                        Telephone (516) 228-8181
Joel C. Schneider                        Facsimile (516) 228-8211


                                   May 25, 1999


                   COMBINED OPINION AND CONSENT
                   ----------------------------


Marquee Entertainment, Inc.
6404 Wilshire Boulevard, Suite 550
Los Angeles, CA  90048

Re: Marquee Entertainment, Inc.

Gentlemen:

     We have acted as counsel to Marquee Entertainment, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Act") of the Company's Registration Statement on Form S-8, filed contemporaneously with the Commission relating to the registration under the Act of 475,000 Common Stock Purchase Warrants ("Warrants") and 475,000 shares of Common Stock, $.04 par value, (the "Common Stock") issuable upon the exercise of the Warrants.

     In rendering this opinion, we have reviewed the Registration Statement on Form S-8, as well as a copy of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company. We have also reviewed such statutes and judicial precedents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with, the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

     Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

     (1) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Nevada;

Marquee Entertainment, Inc.
May 25, 1999
Page 2



     (2) The Common Stock when issued upon the exercise of the Warrants, will be legally issued, fully paid and non-assessable.

     This opinion is limited to the General Corporation Law and the Constitution of the State of Nevada and we express no opinion with respect to the laws of any other jurisdiction. We consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-
8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

                                   Very truly yours,

                                   /s/ Joel C. Schneider

                                   Joel C. Schneider

JCS/md

                           EXHIBIT 24.0
                           ------------

                 CONSENT OF INDEPENDENT AUDITORS



Marquee Entertainment, Inc.
Los Angeles, California


We have issued our report dated December 23, 1998 relating to the financial statements of Marquee Entertainment, Inc. for the year ended September 30, 1998, appearing in the Company's Annual Report on Form 10-K. Such report has been incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned report.





                                     /s/ Jay J. Shapiro
                                     ----------------------------
                                     JAY J. SHAPIRO, CPA
                                     a Professional Corporation

Encino, California
May 24, 1999